Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Announces Third Quarter Fiscal 2017 Results

PORTLAND, Ore. – February 1, 2017 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), an innovator of laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2017 third quarter ended December 31, 2016. Financial measures are provided on both a GAAP and a non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring costs, and other items.
Third quarter revenue was $33.8 million, compared to $29.7 million in the second quarter of 2017 and $43.3 million in the third quarter of last fiscal year. GAAP net loss was $9.7 million or $0.29 per share, compared to a net loss of $9.7 million, or $0.30 per share in the second quarter. On a non-GAAP basis net loss was $7.6 million or $0.23 per share, compared to net loss of $7.7 million or $0.24 per share in the prior quarter.
Michael Burger, president and CEO of ESI, said, “We delivered top and bottom line results at the high end of our expectations in the third quarter, as revenues grew 14% sequentially. We also made progress on new product evaluation by customers, the integration of our Visicon acquisition, and repositioning our Micromachining product line for future success."
Bookings in the third quarter were $44.1 million, compared to $28.0 million in the prior quarter and $52.6 million last year. Burger continued, “The demand environment improved late in the third quarter, specifically with the return of the flex via drilling market from a two-quarter slump. Interconnect

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ESI Announces Third Quarter Fiscal 2017 Results

bookings were broad based, more than doubled sequentially, and were higher than a year ago. Also, our Component Test group delivered its highest quarterly bookings in more than three years.”
On a GAAP basis gross margin was 33.9%, compared to 37.0% in the prior quarter due to timing of other cost of sales items. Operating expenses were $21.5 million, up slightly from $20.9 million in the prior quarter. Operating loss was $10.1 million, compared to a loss of $9.9 million last quarter.
Non-GAAP gross margin was 34.5% compared to 38.2% in the prior quarter. Non-GAAP operating expenses rose slightly to $19.3 million. Non-GAAP operating loss was $7.7 million, compared to a loss of $7.6 million in the second quarter.
Balance Sheet and Cash Flow
At quarter end, cash and investments were $54.3 million, compared to $59.1 million last quarter. The company used $3.7 million of operating cash in the third quarter. Inventories decreased by $3.1 million, trade receivables decreased by $2.1 million, and accounts payable increased by $0.7 million.
After the end of the quarter, the company announced that it had secured a $14 million, 10-year term loan secured by the company’s headquarters facility. In addition, the company has reached agreement to amend its existing $30 million credit agreement with Silicon Valley Bank and extend it through March 2019.
Fourth Quarter 2017 Outlook
Based on current orders and backlog, revenues for the fourth quarter of fiscal 2017 are expected to be between $40 and $45 million. Non-GAAP loss per share is expected to be $0.02 to $0.07.
Burger concluded, "I am encouraged by our orders performance this quarter. We expect to again see strong seasonal demand for our industry-leading flex products. We also made some progress toward early qualification and customer penetration with our new products, but there is more work to do. As we look forward we are focused on improving execution, accelerating new product adoption, and increasing consistency of earnings over time."

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2017 Results

The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period. The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 78791049. A live audio webcast can be accessed at www.esi.com. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP, or adjusted, financial measures exclude the impact of purchase accounting, equity compensation, restructuring, integration costs, inventory write-downs and other items. We believe that this presentation of non-GAAP financial measures allows investors to assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI’s integrated solutions allow industrial designers and process engineers to control the power of laser light to transform materials in ways that differentiate their consumer electronics, wearable devices, semiconductor circuits and high-precision components for market advantage. ESI’s laser-based manufacturing solutions feature the industry’s highest precision and speed, and target the lowest total cost of ownership. ESI is headquartered in Portland, Oregon, with global operations and subsidiaries in Asia, Europe and North America. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, growth, products, revenue, and earnings. These forward-looking statements are based on information available to us on

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ESI Announces Third Quarter Fiscal 2017 Results

the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors, including component prices, global and regional economic strength and political stability, timing of consumer product introductions and overall demand for electronic devices (such as semiconductors, printed circuit boards, displays, LEDs, capacitors and other components) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; the risk that we do not successfully integrate Visicon Technologies or achieve the anticipated cost synergies; the risk that the incorporation of Visicon's vision technology does not give us a competitive advantage; the risk that our new products may not gain acceptance in the marketplace; the risk that new products may not be introduced to the market in the anticipated time frame or at all; foreign currency fluctuations; the risk that duties or tariffs could be imposed or increased on goods imported or exported by us; the risk that changes to policies regarding immigration and visits to the United States could negatively impact our ability to hire or retain and train qualified personnel or our ability to operate internationally on an integrated basis; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2017 Results

ELECTRO SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES
Third Quarter Fiscal 2017 Results
Condensed Consolidated Statements of Operations
(Unaudited)

(In thousands, except per share data)
	Fiscal quarter ended			Three fiscal quarters ended
	Dec 31, 2016	Oct 1, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016
Net sales:
Systems	$25,427	$21,442	$31,282	$85,069	$98,914
Services	8,352	8,216	12,060	26,036	33,991
Total net sales	33,779	29,658	43,342	111,105	132,905
Cost of sales:
Systems	17,283	14,146	20,292	53,851	63,922
Services	5,048	4,532	5,329	14,018	17,464
Total cost of sales	22,331	18,678	25,621	67,869	81,386
Gross profit	11,448	10,980	17,721	43,236	51,519
Gross margin	33.9%	37.0%	40.9%	38.9%	38.8%
Operating expenses:
Selling, general and administrative	13,280	12,766	12,468	38,917	37,619
Research, development and engineering	7,868	7,760	7,778	23,258	24,706
Acquisition and integration costs	31	335	—	366	194
Restructuring costs	321	—	1,944	321	2,597
Net operating expenses	21,500	20,861	22,190	62,862	65,116
Operating loss	(10,052)	(9,881)	(4,469)	(19,626)	(13,597)
Non-operating income:
Interest and other income, net	34	206	67	162	68
Total non-operating income	34	206	67	162	68
Loss before income taxes	(10,018)	(9,675)	(4,402)	(19,464)	(13,529)
(Benefit from) provision for income taxes	(325)	—	184	22	681
Net loss	$(9,693)	$(9,675)	$(4,586)	$(19,486)	$(14,210)
Net loss per share - basic	$(0.29)	$(0.30)	$(0.15)	$(0.60)	$(0.45)
Net loss per share - diluted	$(0.29)	$(0.30)	$(0.15)	$(0.60)	$(0.45)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2017 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2017 Results
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)
	Dec 31, 2016	Oct 1, 2016	Apr 2, 2016
Assets
Current assets:
Cash and cash equivalents	$44,891	$52,685	$42,413
Short-term investments	6,301	3,500	15,252
Trade receivables, net	27,644	29,744	42,770
Inventories	58,830	61,895	60,470
Shipped systems pending acceptance	3,983	3,893	1,181
Other current assets	5,903	5,547	5,340
Total current assets	147,552	157,264	167,426
Non-current assets:
Property, plant and equipment, net	23,660	24,581	24,543
Non-current deferred income taxes, net	836	884	914
Goodwill and acquired intangible assets, net	18,963	19,241	14,591
Other assets	17,025	15,448	12,626
Total assets	$208,036	$217,418	$220,100
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$14,345	$13,611	$16,061
Accrued liabilities	16,015	17,170	18,334
Deferred revenue	10,822	10,951	6,373
Total current liabilities	41,182	41,732	40,768
Non-current liabilities
Income taxes payable	1,048	1,360	1,266
Deferred income tax liability, net	218	226	234
Other liabilities	6,085	6,529	7,801
Total liabilities	48,533	49,847	50,069
Shareholders' equity:
Preferred and common stock	204,859	202,493	195,024
Accumulated deficit	(43,485)	(33,792)	(23,998)
Accumulated other comprehensive loss	(1,871)	(1,130)	(995)
Total shareholders' equity	159,503	167,571	170,031
Total liabilities and shareholders' equity	$208,036	$217,418	$220,100
End of period shares outstanding	33,151	32,966	31,613

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2017 Results

Electro Scientific Industries, Inc.
Analysis of Third Quarter Fiscal 2017 Results
(Unaudited)

(In thousands, except for end of period employees)
	Fiscal quarter ended			Three fiscal quarters ended
	Dec 31, 2016	Oct 1, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016
Sales detail:
Component Processing
Interconnect Products (IP)	$15,987	$13,527	$22,824	$60,432	$64,969
Component Test Products (CTP)	5,407	4,990	3,303	14,999	14,292
Semiconductor Products (SP)	6,690	7,222	11,384	21,521	29,288
	28,084	25,739	37,511	96,952	108,549
Micromachining
Micromachining Products (MP)	5,695	3,919	5,831	14,153	24,356
Net Sales	$33,779	$29,658	$43,342	$111,105	$132,905

As % of Net Sales
Gross profit	33.9%	37.0%	40.9%	38.9%	38.8%
Selling, general and administrative expense	39%	43%	29%	35%	28%
Research, development and engineering expense	23%	26%	18%	21%	19%
Net operating expenses	64%	70%	51%	57%	49%
Operating loss	(30%)	(33%)	(10%)	(18%)	(10%)

Effective tax rate %	3%	—%	(4%)	—%	(5%)
Weighted average shares outstanding - basic	32,919	32,396	31,495	32,379	31,355
Weighted average shares outstanding - diluted - GAAP	32,919	32,396	31,713	32,379	31,355
End of period employees	716	725	647	716	647

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2017 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2017 Results
Reconciliation of GAAP to Non-GAAP Financial Measures:
(Unaudited)

(In thousands, except per share data)
	Fiscal quarter ended			Three fiscal quarters ended
	Dec 31, 2016	Oct 1, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016
Gross profit per GAAP	$11,448	$10,980	$17,721	$43,236	$51,519
Purchase accounting	229	228	271	686	862
Equity compensation	142	136	103	398	346
Charges for inventory write-off of damaged product	(170)	—	—	946	—
Charges for inventory write-off of discontinued product	—	—	1,356	—	1,356
Non-GAAP gross profit	$11,649	$11,344	$19,451	$45,266	$54,083
Non-GAAP gross margin	34.5%	38.2%	44.9%	40.7%	40.7%

Operating expenses per GAAP	$21,500	$20,861	$22,190	$62,862	$65,116
Purchase accounting	(210)	(203)	(264)	(663)	(967)
Equity compensation	(1,674)	(1,383)	(1,020)	(4,227)	(2,905)
Charges for write-off of damaged product	54	—	—	(46)	—
Acquisition and integration costs	(31)	(335)	—	(366)	(194)
Restructuring costs	(321)	(14)	(1,944)	(372)	(2,597)
Non-GAAP operating expenses	$19,318	$18,926	$18,962	$57,188	$58,453
% of Net sales	57%	64%	44%	51%	44%

Operating (loss) income per GAAP	$(10,052)	$(9,881)	$(4,469)	$(19,626)	$(13,597)
Non-GAAP adjustments to gross profit	201	364	1,730	2,030	2,564
Non-GAAP adjustments to operating expenses	2,182	1,935	3,228	5,674	6,663
Non-GAAP operating (loss) income	$(7,669)	$(7,582)	$489	$(11,922)	$(4,370)
% of Net sales	(23%)	(26%)	1%	(11%)	(3%)

Non-operating income (expense), net per GAAP	$34	$206	$67	$162	$68
Acquisition-related adjustments	—	(190)	—	(190)	—
Non-GAAP non-operating income (expense)	$34	$16	$67	$(28)	$68

Net loss per GAAP	$(9,693)	$(9,675)	$(4,586)	$(19,486)	$(14,210)
Non-GAAP adjustments to gross profit	201	364	1,730	2,030	2,564
Non-GAAP adjustments to operating expenses	2,182	1,935	3,228	5,674	6,663
Non-GAAP adjustments to non-operating expense	—	(190)	—	(190)	—
Income tax effect of other non-GAAP adjustments	(248)	(101)	26	(284)	(126)
Non-GAAP net (loss) income	$(7,558)	$(7,667)	$398	$(12,256)	$(5,109)
% of Net sales	(22%)	(26%)	1%	(11%)	(4%)
Basic Non-GAAP net (loss) income per share	$(0.23)	$(0.24)	$0.01	$(0.38)	$(0.16)
Diluted Non-GAAP net (loss) income per share	$(0.23)	$(0.24)	$0.01	$(0.38)	$(0.16)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2017 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2017 Results
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)
	Fiscal quarter ended			Three fiscal quarters ended
	Dec 31, 2016	Oct 1, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016
Net loss	$(9,693)	$(9,675)	$(4,586)	$(19,486)	$(14,210)
Non-cash adjustments and changes in operating activities	6,017	2,204	8,089	19,787	22,208
Net cash (used in) provided by operating activities	(3,676)	(7,471)	3,503	301	7,998
Net cash (used in) provided by investing activities	(3,687)	(2,475)	(5,234)	2,817	(17,029)
Net cash provided by (used in) financing activities	381	259	277	242	411
Effect of exchange rate changes on cash	(812)	(91)	(117)	(882)	(303)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(7,794)	(9,778)	(1,571)	2,478	(8,923)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	52,685	62,463	43,642	42,413	50,994
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$44,891	$52,685	$42,071	$44,891	$42,071

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2017 Results

Reconciliation of GAAP to Non-GAAP Financial Measures - Projected	Fiscal quarter ending April 1, 2017

Non-GAAP loss per share	(0.02) - (0.07)
Purchase accounting	(0.02) - (0.03)
Equity compensation	(0.06)
Other items	(0.02) - (0.03)
GAAP loss per share	(0.12) - (0.19)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com